As filed with the Securities and Exchange Commission on June 27, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WATFORD HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (Jurisdiction of Incorporation or Organization)	98-1155442 (I.R.S. Employer Identification No.)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
+1 441 278-3455
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8½% Cumulative Redeemable Preference Shares	The NASDAQ Stock Market LLC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8½% Cumulative Redeemable Preference Shares (the “Preference Shares”) of Watford Holdings Ltd. (the “Registrant”) is contained in the prospectus dated March 26, 2019, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-230080), as amended, and filed on March 28, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”).  The description of the Preference Shares contained in the Prospectus under the heading “Description of share capital” is incorporated by reference herein.

Item 2. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Original Exhibit Number	Date Filed
3.1*	Certificate of Incorporation of Watford Holdings Ltd.	10	3.1	January 29, 2019
3.2*	Memorandum of Association of Watford Holdings Ltd.	10	3.2	January 29, 2019
3.3*	Amended and Restated Bye-Laws of Watford Holdings Ltd.	10	3.3	January 29, 2019
4.1*	Certificate of Designation of 8½% Cumulative Redeemable Preference Shares of Watford Holdings Ltd., dated March 14, 2014	10	4.1	January 29, 2019
4.2*	Watford Holdings Ltd. Preference Share Shareholders’ Agreement, dated March 31, 2014	10	4.4	January 29, 2019
4.3*	Watford Holdings Ltd. Preference Share Registration Rights Agreement, dated March 31, 2014	10	4.5	January 29, 2019
_____________
*    Filed Previously.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WATFORD HOLDINGS LTD.
Date: June 27, 2019	By:	/s/ John F. Rathgeber
	Name:	John F. Rathgeber
	Title:	Chief Executive Officer